SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 2, 2013

(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121

(Address of Principal Executive Offices)

(801) 365-4600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On December 2, 2013, Extra Space Storage LP (the “Operating Partnership”), the operating partnership subsidiary of Extra Space Storage Inc. (the “Company”), entered into a Fourth Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”). The Partnership Agreement provides for the designation and issuance of Series C Convertible Redeemable Preferred Units (“Series C Preferred Units”) and Series D Redeemable Preferred Units (“Series D Preferred Units”) of the Operating Partnership.

The Series C Preferred Units and Series D Preferred Units rank junior to the Operating Partnership’s Series A Participating Redeemable Preferred Units, on parity with the Operating Partnership’s Series B Redeemable Preferred Units and senior to all other partnership interests with respect to distributions and liquidation. The Series C Preferred Units have a priority quarterly return per unit (i) before the fifth anniversary of the date of issuance of such units, equal to $0.18 plus the then-payable quarterly distribution per common unit of the Operating Partnership, and (ii) after the fifth anniversary of the date of issuance of such units, equal to the quarterly distribution payable in respect of such Series C Preferred Units during the four consecutive fiscal quarters prior to the fifth anniversary of the date of issuance of such units. The Series C Preferred Units have a liquidation value of $42.10 per Series C Preferred Unit. The Series C Preferred Units will be convertible at the option of the holders after the first anniversary of the date of issuance of such units and until the fifth anniversary of the date of issuance of such units, into approximately 0.9145 common units of the Operating Partnership per Series C Preferred Unit. The Series D Preferred Units will also have a priority return, the rate of which will be established by the Operating Partnership and the holders of such units upon issuance thereof, with a liquidation value of $25.00 per Series D Preferred Unit. The Series C Preferred Units and the Series D Preferred Units will be redeemable for the liquidation value per unit at the option of the holders after the first anniversary of the date of issuance of such units, which redemption obligation may be satisfied, at the option of the Company, in cash or shares of its common stock, $0.01 par value per share.

The foregoing description of the Partnership Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Partnership Agreement, which is filed as Exhibit 10.1 to this current report and incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description of Exhibit
10.1	Fourth Amended and Restated Agreement of Limited Partnership of Extra Space Storage LP, dated December 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRA SPACE STORAGE INC.

Date: December 6, 2013	By	/s/ Gwyn G. McNeal
		Name:	Gwyn G. McNeal
		Title:	Senior Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Fourth Amended and Restated Agreement of Limited Partnership of Extra Space Storage LP, dated December 2, 2013.